As filed with the Securities and Exchange Commission on December 22, 2005.

                                                 Registration No. 333-__________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        ---------------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        ---------------------------------

                              NEOPROBE CORPORATION
             (Exact name of Registrant as specified in its charter)

             Delaware                                            31-1080091
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                        425 Metro Place North, Suite 300
                               Dublin, Ohio 43017
              (Address of Registrant's principal executive offices)

                        ---------------------------------

                        NEOPROBE CORPORATION 401(k) PLAN
                            (Full Title of the Plan)

                        ---------------------------------

                                 Brent L. Larson
                Vice President, Finance, Chief Financial Officer,
                             Treasurer and Secretary
                              Neoprobe Corporation
                        425 Metro Place North, Suite 300
                               Dublin, Ohio 43017
                                 (614) 793-7500
            (Name, address and telephone number of agent for service)

                        ---------------------------------

                          Copies of Correspondence to:
                           William J. Kelly, Jr., Esq.
                       Porter, Wright, Morris & Arthur LLP
                              41 South High Street
                              Columbus, Ohio 43215
                                 (614) 227-2136
                            wjkelly@porterwright.com

                        ---------------------------------

                         Calculation of Registration Fee

--------------------------------------------------------------------------------------------------------------
                                            Proposed Maximum     Proposed Maximum
Title of Securities        Amount to be     Offering Price       Aggregate Offering     Amount of
to be Registered*          Registered**     Per Share***         Price***               Registration Fee
--------------------------------------------------------------------------------------------------------------
Common Stock,
$.001 par value              400,000          $0.25                  $100,000            $10.70
--------------------------------------------------------------------------------------------------------------

*This Registration Statement covers only shares of common stock, $.001 par value, of Neoprobe Corporation ("Neoprobe Common Stock") that may be issued to the Neoprobe Corporation 401(k) Plan (the "Plan") or its beneficiaries as employer matching contributions. The interests of employees in the Plan are not being registered hereby.

**The number of shares being registered is based upon an estimate of the number of shares of Neoprobe Common Stock that will be issued to the Plan and its beneficiaries as matching contributions under the Plan. This Registration Statement shall be deemed to cover an indeterminate number of additional shares of Neoprobe Common Stock, as may be issuable pursuant to future stock dividends, stock splits or similar transactions.

***Estimated solely for the purpose of calculating the proposed maximum aggregate offering price and the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average of the high and low prices of Neoprobe Common Stock as reported on the Over-The-Counter Bulletin Board on December 16, 2005.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the Note to Part I of Form S-8, but will be sent or given to participants as specified by Rule 428(b)(1).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         Neoprobe Corporation ("Neoprobe" or the "Company") incorporates by reference the following documents that the Company has previously filed with the Securities and Exchange Commission:

         1. Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, filed March 31, 2005.

         2. Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005 (filed May 16, 2005); Quarterly Report on Form 10-QSB for the quarter ended June 30, 2005 (filed August 15, 2005); and Quarterly Report on Form 10-QSB for the quarter ended September 30, 2005 (filed November 14, 2005).

         3. Current Report on Form 8-K dated January 3, 2005 (filed January 5, 2005); Current Report on Form 8-K dated January 18, 2005 (filed January 21, 2005); Current Report on Form 8-K (as to Item 8.01 and Exhibit 99.2 to Item 9.01 only) dated February 24, 2005 (filed February 28, 2005); Current Report on Form 8-K (as to Item 8.01 and Exhibit 99.2 to Item 9.01 only) dated April 26, 2005 (filed May 3, 2005); and Current Report on Form 8-K dated September 27, 2005 (filed September 30,
                  2005).

         4.       Notice of Annual Meeting and Proxy Statement, filed April 29,
                  2005.

         5. The description of Neoprobe common stock which is contained in Neoprobe's Form 8-A filed with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, as updated in any amendment or report filed for the purpose of updating such description, is hereby incorporated by reference.

         All documents filed by Neoprobe pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         Section 145 of the General Corporation Law of the State of Delaware (Section 145) provides that directors and officers of Delaware corporations may, under certain circumstances, be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 145 also provides that directors and officers may also be indemnified against expenses (including attorneys' fees) incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

         Article V of the Company's By-laws contains provisions which require that the Company indemnify its officers, directors, employees and agents, in substantially the same language as Section 145.

         Article Nine, section (b), of the Company's Certificate of Incorporation further provides that no director will be personally liable to the Company or its stockholders for monetary damages or for any breach of fiduciary duty except for breach of the director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, pursuant to Section 174 of the Delaware General Corporation Law (which imposes liability in connection with the payment of certain unlawful dividends, stock purchases or redemptions), or any amendment or successor provision thereto, or for any transaction from which a director derived an improper personal benefit.

Item 7.  Exemption from Registration

         Not applicable.

Item 8.  Exhibits

         Exhibit Number                         Description

              4(a)      *      Neoprobe Corporation 401(k) Plan.

              4(b) Restated Certificate of Incorporation of Neoprobe Corporation as corrected February 18, 1994, and amended June 27, 1994, June 3, 1996, March 17, 1999, May 9, 2000, June 13,
                               2003, July 27, 2004, and June 22, 2005
                               (previously filed as Exhibit 3.1 to the
                               Company's Quarterly Report on Form 10-QSB, filed with the Securities and Exchange Commission on August 15, 2005, and incorporated herein by reference).

              4(c) Amended and Restated By-laws dated July 21, 1993, as amended July 18, 1995, and May 30, 1996 (previously filed as Exhibit 99.4 to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 19, 1996, and incorporated herein by reference).

              5(a)      *      Opinion of Porter, Wright, Morris & Arthur LLP
                               regarding legality.

              5(b)      *      Determination letter dated November 21, 2005,
                               confirming that the Neoprobe Corporation 401(k)
                               Plan is qualified under section 401 of the Internal Revenue Code of 1986, as amended.

              23(a) Consent of Porter, Wright, Morris & Arthur LLP (included in Exhibit 5 filed herewith).

              23(b)     *      Consent of Independent Registered Public
                               Accounting Firm.

              24        *      Powers of Attorney.

              ----------------
              * Filed herewith.

Item 9.  Undertakings

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   Signatures

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on December 22, 2005.


                              NEOPROBE CORPORATION

                              /s/ Brent L. Larson
                              ------------------------------------------------
                              Brent L. Larson, Vice President, Finance, Chief Financial Officer, Treasurer and Secretary


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

         Signature                     Title                                            Date
* David C. Bupp                        President, Chief Executive Officer        December 22, 2005
---------------------------            and Director
  David C. Bupp                        (principal executive officer)


/s/ Brent L. Larson                    Vice President, Finance, Chief            December 22, 2005
---------------------------            Financial Officer, Treasurer and
  Brent L. Larson                      Secretary (principal financial officer
                                       and principal accounting officer)


* Carl J. Aschinger, Jr.               Director                                  December 22, 2005
---------------------------
  Carl J. Aschinger, Jr.

* Reuven Avital                        Director                                  December 22, 2005
---------------------------
  Reuven Avital

* Kirby I. Bland                       Director                                  December 22, 2005
---------------------------
  Kirby I. Bland

* Julius R. Krevans                    Chairman of the Board of                  December 22, 2005
---------------------------            Directors
  Julius R. Krevans

* Fred B. Miller                       Director                                  December 22, 2005
---------------------------
  Fred B. Miller

* J. Frank Whitley, Jr.                Director                                  December 22, 2005
---------------------------
  J. Frank Whitley, Jr.


*  By:    /s/  Brent L. Larson
        ---------------------------------------------
         Brent L. Larson, attorney-in-fact for each
         of the persons indicated

                       Registration No. 333-______________


--------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                         ------------------------------




                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933




                         ------------------------------



                              NEOPROBE CORPORATION



                         ------------------------------

                                    EXHIBITS

                         ------------------------------

                                  EXHIBIT INDEX

    Exhibit                           Exhibit
     Number                         Description
     ------                         -----------

      4(a)    *   Neoprobe Corporation 401(k) Plan.

      4(b) Restated Certificate of Incorporation of Neoprobe Corporation as corrected February 18, 1994, and amended June 27, 1994, June 3, 1996, March 17, 1999, May 9, 2000, June 13, 2003, July
                  27, 2004, and June 22, 2005 (previously filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-QSB, filed with the Securities and Exchange Commission on August 15, 2005, and incorporated herein by reference).

      4(c) Amended and Restated By-laws dated July 21, 1993, as amended July 18, 1995, and May 30, 1996 (previously filed as Exhibit
                  99.4 to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 19, 1996, and incorporated herein by reference).

      5(a)    *   Opinion of Porter, Wright, Morris & Arthur LLP regarding
                  legality.

      5(b)    *   Determination letter dated November 21, 2005, confirming
                  that the Neoprobe Corporation 401(k) Plan is qualified under section 401 of the Internal Revenue Code of 1986, as amended.

      23(a)       Consent of Porter, Wright, Morris & Arthur LLP (included in
                  Exhibit 5 filed herewith).

      23(b)   *   Consent of Independent Registered Public Accounting Firm.

      24      *   Powers of Attorney.

----------------
* Filed herewith.